Exhibit 4.5

                          CONSULTING SERVICES AGREEMENT
                          -----------------------------


This CONSULTING SERVICES AGREEMENT ("AGREEMENT"), is made effective this 27th day of January, 2004, between China Wireless Communications, Inc (the "COMPANY") whose principle place of business is at 1746 Cole Boulevard, Suite 225 Golden, CO 80401-3210 USA, and Patrick So (the CONSULTANT"), whose principle place of business is at 2-4-1 Jinghua Bldg., Overseas Chinese Village, 24 JianGuoMenWai Street, Beijing, China.

CONSULTANT shall Provide COMPANY with the following services:

A.       Market Research Program in Canton

CONSULTANT shall provide its market expertise to carry out Market Research Program in four cities in Canton Province in accordance with COMPANY instruction of requirement, that including but not limited to finding out the present and potential size of the targeted market, estimated number and location of targeted business building and customers, competition status, condition of the existing network infrastructure and related pricing information etc.

CONSULTANT shall provide COMPANY with written report in detail within 60 days after receiving the Instruction of Requirement from the COMPANY.

B        Fiber Network Owner Relations and Acquisition Assistance Program

CONSULTANT shall provide the COMPANY a plan to acquire four city level fiber network in Guangzhou, Dongguan, Huizhou and Shenzhen, or alternative cities determined by the COMPANY, and use its well established contacts and relations with the Network Owners to assist COMPANY to acquire such network planned in 2004 by the COMPANY.

CONSULTANT shall advise on matters of negotiation in acquiring these City-Level fiber networks and managing in bargaining best price and terms for the acquisition.

CONSULTANT shall also provide professional written opinion for the acquisition arrangement, the structure for a foreign-owned entity to control and utilize fiber network in China, and the contract terms and condition to assist COMPANY successfully in acquiring these fiber networks.

         (B1)     The Guangzhou Fiber Network Structure Design Program

CONSULTANT shall provide with its best expertise's effort a Fiber-Network structure design in Guangzhou city, including the specification of the network, layout of the network outlet, equipment and engineering requirement etc. CONSULTANT shall also provide expertise to assist the COMPANY supervising the installation and commencing of the network carried out by COMPANY's contractor during the network construction.

         (B2)     The Dongguan Fiber Network Structure Design Program

CONSULTANT shall provide with its best expertise's effort a Fiber-Network structure design in Dongguan city, including the specification of the network, layout of the network outlet, equipment and engineering requirement etc. CONSULTANT shall also provide expertise to assist the COMPANY supervising the installation and commencing of the network carried out by COMPANY's contractor during the network construction.

         (B3)     The Huizhou & Shenzhen Fiber Network Structure Design Program

This Program will be carried out upon the COMPANY request under separate agreement.


TERMS & CONDITIONS

1. Independent Contractor: CONSULTANT is providing the Services to the COMPANY as an independent contractor on a non-exclusive basis.

2. Confidentiality: CONSULTANT and COMPANY shall enter into a Non-Disclosure agreement as Appendix A.

3.   Fees:

     3.1 The CONSULTANT shall be entitled to 83,334 shares of common stock of China Wireless Communication, Inc. (CWLC.OB) at $0.60 per share for the service performed in (A) Market Research Program above;

     3.2 The CONSULTANT shall be entitled to 541,666 shares of common stock of China Wireless Communication, Inc. (CWLC.OB) at $0.60 per share for the services performed in (B) Fiber Network Owner Relations and Acquisition Assistance Program above.

     3.3 Expenses Reimbursement: CONSULTANT shall be reimbursed for all out-of-pocket expenses occurred during carrying out its services mentioned above for the fiber network acquisition. All such expenditures must be cleared with the COMPANY in writing before being incurred if they exceed USD $500.00.

     3.4 Remuneration and reimbursement including shares and cash shall be transferred and remitted to the designated name and account assigned by the CONSULTANT.

4. Termination of Engagement: This Agreement may be terminated by COMPANY or CONSULTANT at any time upon mutual agreement by both parties by providing 30 days written notice. Regardless of the date of termination, CONSULTANT shall be entitled to its full fee described in the FEES section above in the event that an acquisition of fiber network in Guangzhou and/or Dongguan is completed by COMPANY.

5. Jurisdiction: This Agreement shall be interpreted and construed in accordance with and governed by the laws of Hongkong.

6. Entire Understanding: This Agreement includes the entire understanding between COMPANY and CONSULTANT and may be modified only in writing. This Agreement supersedes all written and oral communications.


China Wireless Communications, Inc.
By:                                            By:

/s/ BRAD WOODS                                     /s/ PATRICK SO
---------------------------                        ---------------------------
Name: Brad Woods                                      Name: Patrick So
Title: Interim CEO & President

Appendix A

                            NON-DISCLOSURE AGREEMENT

THIS AGREEMENT made and entered into by and between China Wireless Communication, Inc. (hereinafter "COMPANY") and Patrick So (hereinafter "CONSULTANT"), each of whom has read and understands this agreement.

Whereas COMPANY is pursuing discussions with CONSULTANT concerning the acquisition and design of Guangzhou, Dongguan, Huizhou and Shenzhen city level fiber network, and, Whereas in the course of these discussions it has become desirable for CONSULTANT to disclose to COMPANY confidential information relating to CONSULTANT business contacts and its business know-how in China, so that COMPANY can fully and knowledgeably evaluate and decide its acquisition.

IT IS THEREFORE AGREED:

1. COMPANY considers all documents, data, drawings, diagrams, specification and other information pertaining to its business (hereinafter referred to collectively as the "Information") submitted or disclosed by CONSULTANT to COMPANY be considered strictly confidential. Reproduction of any of the INFORMATION by COMPANY (including, where appropriate, any director, officer, agent, or employee of COMPANY), or by any third party on behalf of COMPANY, or its disclosure in any manner whatsoever to any third party, or any unauthorized use is absolutely prohibited.

2. COMPANY recognizes and hereby acknowledges the proprietary rights of CONSULTANT in and to the INFORMATION and the confidential nature of the INFORMATION, and agree(s) to take every precaution to safeguard and treat the INFORMATION as confidential.

3.   COMPANY'S obligation of confidence shall not apply to any information a Which, at the time of disclosure, is publicly available or public knowledge in tangible or written form;
         b Which, after disclosure, lawfully becomes part of the public knowledge, in tangible or written form through no fault of COMPANY;
         c Which COMPANY possessed, in tangible or written form, at the time of disclosure of the Confidential information by CONSULTANT and which was not acquired, directly or indirectly, from CONSULTANT.

IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed when signed by both parties



China Wireless Communication, Inc.




/s/ BRAD WOODS                                   /s/ PATRICK SO
-------------------------------                  -------------------------------
By:   Brad Woods                                 By:   Patrick So
Date: February 29, 2004                          Date: January 9, 2004

                          CONSULTING SERVICES AGREEMENT
                          -----------------------------


This CONSULTING SERVICES AGREEMENT ("AGREEMENT"), is made effective this 27th day of January, 2004, between China Wireless Communications, Inc (the "COMPANY") whose principle place of business is at 1746 Cole Boulevard, Suite 225 Golden, CO 80401-3210 USA, and Patrick So (the CONSULTANT"), whose principle place of business is at 2-4-1 Jinghua Bldg., Overseas Chinese Village, 24 JianGuoMenWai Street, Beijing, China.

CONSULTANT shall Provide COMPANY with the following services:

A.       Market Research Program in Canton

CONSULTANT shall provide its market expertise to carry out Market Research Program in four cities in Canton and ShanXi Province respectively in accordance with COMPANY instruction of requirement, that including but not limited to finding out the present and potential size of the targeted market, estimated number and location of targeted business building and customers, competition status, condition of the existing network infrastructure and related pricing information etc.

CONSULTANT shall provide COMPANY with written report in detail within 60 days after receiving the Instruction of Requirement from the COMPANY.

B        Fiber Network Owner Relations and Acquisition Assistance Program

CONSULTANT shall provide the COMPANY a plan to acquire city level fiber network in XiAn city and its suburb area, and use its well established contacts and relations with the Network Owners to assist COMPANY to acquire such network planned in 2004 by the COMPANY.

CONSULTANT shall advise on matters of negotiation in acquiring these City-Level fiber networks and managing in bargaining best price and terms for the acquisition.

CONSULTANT shall also provide professional written opinion for the acquisition arrangement, the structure for a foreign-owned entity to control and utilize fiber network in China, and the contract terms and condition to assist COMPANY successfully in acquiring these fiber networks.

         (B1)   The Huizhou Fiber Network Structure Design Program

CONSULTANT shall provide with its best expertise's effort a Fiber-Network structure design in Guangzhou city, including the specification of the network, layout of the network outlet, equipment and engineering requirement etc. CONSULTANT shall also provide expertise to assist the COMPANY supervising the installation and commencing of the network carried out by COMPANY's contractor during the network construction.

         (B2)   The Shenzhen Fiber Network Structure Design Program

CONSULTANT shall provide with its best expertise's effort a Fiber-Network structure design in Shenzhen city, including the specification of the network, layout of the network outlet, equipment and engineering requirement etc. CONSULTANT shall also provide expertise to assist the COMPANY supervising the installation and commencing of the network carried out by COMPANY's contractor during the network construction.

         (B3)   The XiAn and its Suburb Fiber Network Structure Design  Program

This Program will be carried out upon the COMPANY request under separate agreement.


TERMS & CONDITIONS

7. Independent Contractor: CONSULTANT is providing the Services to the COMPANY as an independent contractor on a non-exclusive basis.

8. Confidentiality: CONSULTANT and COMPANY shall enter into a Non-Disclosure agreement as Appendix A.

9.   Fees:

     3.1 The CONSULTANT shall be entitled to 83,334 shares of common stock of China Wireless Communication, Inc. (CWLC.OB) at $0.60 per share for the service performed in (A) Market Research Program above;

     3.2 The CONSULTANT shall be entitled to 466,666 shares of common stock of China Wireless Communication, Inc. (CWLC.OB) at $0.60 per share for the services performed in (B) Fiber Network Owner Relations and Acquisition Assistance Program above.

     3.3 Expenses Reimbursement: CONSULTANT shall be reimbursed for all out-of-pocket expenses occurred during carrying out its services mentioned above for the fiber network acquisition. All such expenditures must be cleared with the COMPANY in writing before being incurred if they exceed USD $500.00.

     3.4 Remuneration and reimbursement including shares and cash shall be transferred and remitted to the designated name and account assigned by the CONSULTANT.

10. Termination of Engagement: This Agreement may be terminated by COMPANY or CONSULTANT at any time upon mutual agreement by both parties by providing 30 days written notice. Regardless of the date of termination, CONSULTANT shall be entitled to its full fee described in the FEES section above in the event that an acquisition of fiber network in Hiuzhou and/or Shenzhen is completed by COMPANY.

11. Jurisdiction: This Agreement shall be interpreted and construed in accordance with and governed by the laws of Hongkong.

12. Entire Understanding: This Agreement includes the entire understanding between COMPANY and CONSULTANT and may be modified only in writing. This Agreement supersedes all written and oral communications.


China Wireless Communications, Inc.
By:                                          By:


/s/ BRAD WOODS                                   /s/ PATRICK SO
-------------------------------                  -------------------------------
Name:  Brad Woods                                Name: Patrick So
Title: Interim CEO & President

Appendix A

                            NON-DISCLOSURE AGREEMENT

THIS AGREEMENT made and entered into by and between China Wireless Communication, Inc. (hereinafter "COMPANY") and Patrick So (hereinafter "CONSULTANT"), each of whom has read and understands this agreement.

Whereas COMPANY is pursuing discussions with CONSULTANT concerning the acquisition and design of Huizhou and Shenzhen city level fiber network, and, Whereas in the course of these discussions it has become desirable for CONSULTANT to disclose to COMPANY confidential information relating to CONSULTANT business contacts and its business know-how in China, so that COMPANY can fully and knowledgeably evaluate and decide its acquisition.

IT IS THEREFORE AGREED:

1. COMPANY considers all documents, data, drawings, diagrams, specification and other information pertaining to its business (hereinafter referred to collectively as the "Information") submitted or disclosed by CONSULTANT to COMPANY be considered strictly confidential. Reproduction of any of the INFORMATION by COMPANY (including, where appropriate, any director, officer, agent, or employee of COMPANY), or by any third party on behalf of COMPANY, or its disclosure in any manner whatsoever to any third party, or any unauthorized use is absolutely prohibited.

2. COMPANY recognizes and hereby acknowledges the proprietary rights of CONSULTANT in and to the INFORMATION and the confidential nature of the INFORMATION, and agree(s) to take every precaution to safeguard and treat the INFORMATION as confidential.

3.   COMPANY'S obligation of confidence shall not apply to any information a Which, at the time of disclosure, is publicly available or public knowledge in tangible or written form;

         b Which, after disclosure, lawfully becomes part of the public knowledge, in tangible or written form through no fault of COMPANY;
         c Which COMPANY possessed, in tangible or written form, at the time of disclosure of the Confidential information by CONSULTANT and which was not acquired, directly or indirectly, from CONSULTANT.

IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed when signed by both parties



China Wireless Communication, Inc.




/s/ BRAD WOODS                                   /s/ PATRICK SO
-------------------------------                  -------------------------------
By:   Brad Woods                                 By:   Patrick So
Date: February 29, 2004                          Date: January 9, 2004